Exhibit 10.11

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of January 29, 2024, is entered into by and among (i) D&D Hayes, LLC (“D&D Hayes”), (ii) Ceautamed Worldwide, LLC, a Florida limited liability company (“Ceautamed”), Wellness Watchers Global, LLC, a Florida limited liability company (“WWG”), and Greens First Female, LLC, a Florida limited liability company (“GFF”; each of Ceautamed, WWG and GFF are referred to individually as a “Seller” and collectively as the “Sellers”), (iii) First Group Acquisition Company, LLC, a Delaware limited liability company (“First Group” or “Senior Lender”), and (iv) First Health FL LLC, a Delaware limited liability company (“Purchaser”). Each of D&D Hayes, the Sellers, the Senior Lender and the Purchaser are collectively referred to herein as, the “Parties” and each individually as a “Party”.

RECITALS:

A. D&D Hayes is the holder of that certain 5% Secured Subordinated Promissory Note, dated as of July 29, 2022 (as amended, the “Hayes Amortizing Note”), issued by Smart for Life, Inc. (“Smart for Life”) to D&D Hayes in the initial principal amount of One Million Seventy-Five Thousand Dollars ($1,075,000), which Hayes Amortizing Note is guaranteed by the Sellers and secured by certain assets of the Sellers (the “Hayes Security Interest”).

B. Concurrently herewith, the Sellers, the Purchaser and Smart for Life are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, at the closing of the transactions contemplated by the Purchase Agreement (the “APA Closing”), the Purchaser will purchase the Purchased Assets (as defined in the Purchase Agreement) from the Sellers and assume the Assumed Liabilities (as defined in the Purchase Agreement); and

C. Effective as of, and subject to and conditioned upon, the APA Closing, (i) D&D Hayes will release the Sellers from their obligations as guarantors of the Hayes Amortizing Note and will release and terminate the Hayes Security Interest (collectively, the “Hayes Releases”) in exchange for the Purchaser agreeing to provide to D&D Hayes the consideration set forth herein and (ii) and after giving effect to the Hayes Releases, D&D Hayes will sell, transfer and assign the Hayes Amortizing Note to the Senior Lender for a cash payment of Twenty-Five Thousand Dollars ($25,000).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

EFFECTIVENESS; SPECIFIC TRANSACTIONS

Section 1.01. Effectiveness. This Agreement shall be effective upon consummation of the APA Closing and shall not be effective unless and until the APA Closing occurs.

Section 1.02. Hayes Releases; Consideration for Hayes Releases.

(a) Effective upon, and subject to and conditioned upon, the APA Closing, D&D Hayes shall, and hereby does, release the Sellers from their obligations as guarantors of the Hayes Amortizing Note and release and terminate the Hayes Security Interest. D&D Hayes hereby authorizes the Purchaser or its counsel to file UCC-3 financing statement terminations with respect to the Hayes Security Interest. D&D Hayes further agrees, at the sole expense of the Purchaser, to execute such other agreements, documents or instruments reasonably requested by Purchaser or its counsel to further evidence the release by D&D Hayes of the Hayes Security Interest. Following the filing of the UCC-3 financing statement terminations with respect to the UCC financing statements evidencing the Hayes Security Interest, D&D Hayes shall have no lien or security interest in or on any of the Purchased Assets.

(b) Effective upon, and subject to and conditioned upon, the APA Closing, in consideration for the Hayes Releases, the Purchaser shall make the following payments to D&D Hayes (collectively, the “Release Payments”):

(i) One Hundred Thousand Dollars ($100,000) on the date of consummation of the APA Closing;

(ii) Twelve (12) consecutive monthly payments of Six Thousand Two Hundred Fifty Dollars ($6,250), with the first monthly payment commencing on March 1, 2024 and continuing on the first business day of each subsequent month;

(iii) One Hundred Thousand Dollars ($100,000) on the one (1) year anniversary of the APA Closing; and

(iv) Thirty six (36) consecutive monthly payments of Five Thousand Five Hundred Fifty Five Dollars ($5,555), with the first monthly payment commencing on the first business day of the month immediately following the one (1) year anniversary of the APA Closing.

Notwithstanding the foregoing, the Purchaser may, at any time, prepay any of the Release Payments without premium or penalty.

(c) To secure the prompt payment of the Release Payments by the Purchaser to D&D Hayes, the Purchaser hereby pledges, grants, assigns and transfers to D&D Hayes, a continuing lien on and security interest in and to all of the following property of the Purchaser, whether now owned or later acquired (collectively the “Collateral”):

(i) All accounts, accounts receivable, contract rights, general intangibles related to or arising from any account, debit balances, notes, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables of Purchaser arising from the sale or lease of inventory or rendition of services by Purchaser, in the ordinary course of its business or otherwise (all of the foregoing being herein collectively called “Accounts”), whether such Accounts are now existing or are created at any time hereafter, and all proceeds therefrom including without limitation, proceeds of insurance thereon and all guaranties, securities, and liens which the Purchaser may hold for the payment of any Accounts, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of unpaid vendor or lienor, and any liens held by the Purchaser as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise.

(ii) All documents, instruments, documents of title, policies and certificates of insurance, guaranties, securities, chattel paper (both tangible and electronic), deposits, proceeds of insurance, cash, liens or other property relating to Accounts owned by the Purchaser or in which the Purchaser has an interest, which are now or may hereafter be in the possession of the Purchaser or as to which the Purchaser may now or hereafter control possession by documents of title or otherwise.

(iii) All books, records, customer lists, supplier lists, ledgers, evidences of shipping invoices, purchase orders, sales orders, computer records, lists, software, programs, and all other such evidences of the Purchaser’s business records related to the Accounts, all whether now existing or hereafter arising or acquired.

(iv) All of the Purchaser’s tangible property of whatever nature or description, whether real or personal, now or hereafter used, owned, held or leased, including without limitation all goods, furniture, fixtures, vehicles, equipment, inventory and supplies.

(v) All of the Purchaser’s payment intangibles, instruments, letters of credit, letter-of-credit rights, money, deposit accounts, investment property, commodity contracts, and commodity accounts.

(vi) All of the Purchaser’s intangible property of whatever nature or description, including without limitation, all intellectual property, general intangibles, software, trade names, trademarks, service marks, computer programs (including source code and object code), patents and copyrights now owned or hereafter acquired.

(vii) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all the foregoing.

The security interest granted to D&D Hayes hereunder shall be subordinate, and subject to, the security interests in the Collateral granted by Purchaser to the Senior Lender. Terms used in the preceding collateral description shall have the respective meanings accorded such terms in the Uniform Commercial Code as enacted in the state of Florida as of the date of this Agreement.

(d) The Purchaser hereby agrees that D&D Hayes shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Florida. The Purchaser agrees that at any time, and from time to time, at the request of D&D Hayes, the Purchaser shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements) as D&D Hayes may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the lien created hereby.

(e) The security interest created hereunder shall terminate upon the payment in full by the Purchaser to D&D Hayes of all remaining unpaid Release Payments.

Section 1.03. Subordination.

(a) The Purchaser and D&D Hayes agree that payment of the Release Payments owing by the Purchaser to D&D Hayes are hereby absolutely and unconditionally subordinated to the payment in full of all amounts payable by the Purchaser to the Senior Lender under the Senior Debt (as defined below) at any time there is a default or event of default under the Senior Debt (a “Default Event”), and no payments or other distributions whatsoever in respect of the Release Payments shall be made by Purchaser or received by D&D Hayes, directly or indirectly, nor shall any property of the Purchaser be applied to the purchase or other acquisition, redemption, retirement or defeasance of the Release Payments at any time there is a Default Event, until the irrevocable payment in full of the Senior Debt and all obligations related thereto (collectively, the “Senior Debt Obligations”). “Senior Debt” means all indebtedness (including principal, interest, fees and obligations) due and owing by the Purchaser (by way of assumption of the indebtedness due and owing by Smart for Life and its subsidiaries to the Senior Lender under the Senior Loan Agreement (as defined below) and the other Loan Documents (as defined in the Senior Loan Agreement)) to the Senior Lender. “Senior Loan Agreement” means the Loan Agreement, dated July 1, 2021 and amended on June 29, 2022, December 29, 2022, April 20, 2023 and May 22, 2023, by and among Smart for Life and its subsidiaries (including Ceautamed) and the Senior Lender (by way of assignment from Diamond Creek Capital, LLC).

(b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Purchaser or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Purchaser (collectively, “Proceedings”), or any sale of all or substantially all of the assets of the Purchaser, or otherwise), the Senior Debt and all Senior Debt Obligations shall first be fully paid, before D&D Hayes shall be entitled to receive and retain any payment in respect of the Release Payments.

(c) In the event that D&D Hayes receives any payment of any kind or character from the Purchaser in respect of any of the Release Payments or from any other source whatsoever in respect of the Release Payments during a Default Event or during the pendency of any Proceedings, such payment shall be received in trust for the Senior Lender and promptly turned over by D&D Hayes to the Senior Lender, together with all necessary and appropriate endorsements thereto.

(d) D&D Hayes hereby waives (a) notice of acceptance by the Senior Lender of this Agreement, (b) notice of the existence or creation of all or any of the Senior Debt Obligations, and (c) all diligence in collection or protection of or realization upon any of the Senior Debt Obligations.

(e) The Senior Lender is the intended beneficiary of the agreements of D&D Hayes and the Purchaser under this Section 1.03 and the last paragraph of Section 1.02(c) and is entitled to enforce the provisions hereof against D&D Hayes and the Purchaser.

Section 1.04. Purchase of Hayes Amortizing Note. Effective upon, and subject to and conditioned upon, the APA Closing and after giving effect to the Hayes Releases (the “Note Purchase Effective Date”), (i) D&D Hayes agrees to, and does hereby, sell, convey and assign to the Senior Lender the Hayes Amortizing Note in consideration for a cash payment to D&D Hayes of Twenty-Five Thousand Dollars ($25,000) on the date of consummation of the APA Closing, and (ii) Senior Lender hereby agrees to, and does hereby, purchase the Hayes Amortizing Note from D&D Hayes in consideration for a cash payment to D&D Hayes of Twenty-Five Thousand Dollars ($25,000) on the date of consummation of the APA Closing. On the Note Purchase Effective Date, all of D&D Hayes’ right, title, and interest in and to the Hayes Amortizing Note will be transferred to and vested in the Senior Lender. D&D Hayes represents, warrants and covenants to the Senior Lender that (i) D&D Hayes is the sole legal and beneficial owner and holder of the Hayes Amortizing Note, free and clear of any and all adverse claims, liens or encumbrances and (ii) D&D Hayes has not pledged or transferred any interest (as security or otherwise) in the Hayes Amortizing Note nor has any third party acquired any interest therein, including any participation interest.

Section 1.05. Releases. D&D Hayes does hereby, now and forever, fully and completely release, acquit and forever discharge the Senior Lender and the Purchaser and their respective directors, officers, members, managers, agents and affiliates (collectively, the “Released Parties”), of and from any and all actions, causes of actions, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured, unmatured, liquidated or unliquidated, vested or contingent, known or unknow, that D&D Hayes has against the Released Parties or any of them (whether directly or indirectly) as of the date hereof, except for any rights of D&D Hayes arising under this Agreement. D&D Hayes acknowledges that the foregoing release is a material inducement to the Senor Lender and the Purchaser’s decision to enter into this Agreement and for the Purchaser to consummate the transactions contemplated by the APA Closing.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Parties. Each Party, on its own behalf and not on behalf of any other Party, hereby represents and warrants to the other Parties as follows:

(a) Incorporation and Authority. Such Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Party has all requisite corporate or limited liability company power to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement. The execution and delivery by such Party of this Agreement and the consummation by such Party of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate or limited liability company action on the part of such Party. This Agreement has been duly executed and delivered by such Party. Assuming due authorization, execution and delivery by the other Parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) Non-Contravention. Neither the execution, delivery and performance by such Party of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Party with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Party under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Party is a party or by which it may be bound, or to which such Party or any of the properties or assets of such Party may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Party or any of its properties or assets.

ARTICLE III.

MISCELLANEOUS

Section 3.01. Entire Agreement. This Agreement, together with the Purchase Agreement, the Senior Debt and Senior Loan Agreement, the Hayes Amortizing Note and the other documents referenced herein, constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

Section 3.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by each of the Parties. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 3.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of a Party shall bind and inure to the benefit of their respective successors and permitted assigns. No Party hereunder may assign its rights or obligations hereunder without the prior written consent of the other Parties hereto.

Section 3.04. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No Party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each Party hereto forever waives any such defense.

Section 3.05. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 3.06. Further Assurances. The Parties hereby agree, from time to time, as and when reasonably requested by any other Party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Agreement.

Section 3.07. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Florida. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in Miami-Dade County Florida for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The Parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 3.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.09. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 3.10. Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

Section 3.11. No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the Parties hereto (and their permitted assigns), any benefit, right or remedies.

Section 3.12. Termination. This Agreement shall terminate and be of no further force and effect if the APA Closing has not occurred by February 15, 2024.

[The remainder of this page is intentionally left blank—signature pages follow]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed as of the date first written above.

D&D HAYES:

D&D HAYES, LLC

By:	/s/ Dr. Donald Hayes
	Name:	Dr. Donald Hayes
	Title:	President

SELLERS:

CEAUTAMED WORLDWIDE, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
	Name:	Alfonso J. Cervantes, Jr.
	Title:	Executive Chairman

GREENS FIRST FEMALE, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
	Name:	Alfonso J. Cervantes, Jr.
	Title:	Executive Chairman

WELLNESS WATCHERS GLOBAL, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
	Name:	Alfonso J. Cervantes, Jr.
	Title:	Executive Chairman

PURCHASER:

FIRST HEALTH LLC

By:	/s/ Joseph X. Xiras
	Name:	Joseph X. Xiras
	Title:	Holder

SENIOR LENDER:

FIRST GROUP ACQUISITION COMPANY, LLC

By:	/s/ Joseph X. Xiras
	Name:	Joseph X. Xiras
	Title:	Authorized Signatory

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